CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated March 30, 2020, relating to the financial statements and financial highlights of Angel Oak Financial Strategies Income Term Trust, for the period ended January 31, 2020, and to the references to our firm under the headings “Other Service Providers” in the Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

April 28, 2020